3rd Quarter 2016 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 3rd Quarter 2016 October 25, 2016

3rd Quarter 2016 Cautionary statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

3rd Quarter 2016 Executive Overview Sandro DiNello, CEO

3rd Quarter 2016 3Q16 Strategic highlights 4 Unique relationship-based business model • Continue to make progress on long-term financial targets: - Adjusted return on average assets of 1.2%(1) vs. long-term target of 1.2 – 1.6% - Adjusted return on average common equity of 12.6%(1) vs. long-term target of 13 – 18% Expand mortgage revenues • Net gain on loan sales held-for-sale increased 11%(2) on higher margin (+9bps) and higher volumes (+2%) - Improved margin driven by stronger market pricing on controlled capacity to maintain service levels - Retail fallout-adjusted locks increased nearly $250 million or 77% year-over-year Grow community banking • Average commercial loans grew 16% • Average total deposits increased 6%, providing a funding base for balance sheet expansion Highly profitable operations • Positive operating leverage (adjusted revenue up 3%(1) vs. expenses up 2%) • Solid, consistent financial results with no surprises (EPS $0.69(1) 3Q16 vs. $0.66 2Q16) • Adjusted efficiency ratio improved to 67.0%(1) from 68.2% in 2Q16 Positioned to thrive in any market • Strong credit metrics: NPLs at 0.63%, consumer delinquencies at 0.31% and ALLL coverage at 2.3% • Relatively neutral interest rate risk position; strong liquidity • Tier 1 leverage was 8.9 percent and remains strong after TARP redemption • Continued strong risk management infrastructure and culture 1) Non-GAAP number. Number shown excludes DOJ benefit during 3Q16. Please see reconciliation on slide 41. 2) Net gain on loan sales has been adjusted to exclude the $5mm gain on HFI loans sold during 2Q16.

3rd Quarter 2016 Financial Overview Jim Ciroli, CFO

3rd Quarter 2016 3Q16 Financial highlights Strong profitability Positive operating leverage • Adjusted revenue up 3%(1) vs. expenses up 2% - Revenue growth led by higher earning assets and increased net gain on loan sales and loan fees and charges - Low level of expense growth reflects the scalability of platform Increased noninterest income • Adjusted noninterest income increased $4 million(1) to $132 million(1), up 3%(1) from 2Q16 - Net gain on loan sales HFS(2) increased 11% on higher margin (+9bps) - Loan fees and charges rose $3mm on higher mortgage loan closings Improved asset quality • Nonperforming loans improved on solid credit performance - Nonperforming loans fell $4 million to $40 million or 0.63% of loans held-for-investment - Consumer loan delinquencies (30-89 days past due) steady at $8 million or 0.31% of loans held-for-investment - No nonperforming loans or delinquencies in our commercial loan portfolio Robust capital • Tier 1 leverage was 8.9 percent and remains strong after TARP redemption • DFAST stress test confirms capital strength under “severely adverse” scenario 1) Non-GAAP number. Number shown excludes DOJ benefit during 3Q16. Please see reconciliation on slide 41. 2) Net gain on loan sales has been adjusted to exclude the $5mm gain on HFI loans sold during 2Q16. • Adjusted net income of $41 million(1), or $0.69(1) per diluted share, in 3Q16 - Up $0.03(1) per diluted share, or 5%(1) vs. 2Q16 on benefit of TARP redemption - Adjusted return on average assets of 1.2%(1) and adjusted return on average common equity of 12.6%(1) 6

Quarterly income comparison

3rd Quarter 2016

$mm

		3Q16	2Q16	$ Variance	% Variance
Net interest income	A	$80	$77	$3	4%
Provision (benefit) for loan losses ("PLL")	B	7	(3)	10	N/M
Net interest income after PLL		73	80	(7)	(9%)
Net gain on loan sales	C1	94	90	4	4%
Loan fees and charges	C2	22	19	3	16%
Loan administration income		4	4	-	0%
Net return on the mortgage servicing asset	C3	(11)	(4)	(7)	N/M
Representation and warranty benefit		6	4	2	50%
Adjusted other noninterest income		17 [1]	15	2	13%
Total noninterest income		132 [1]	128	4	3%
Net gain on loan sales / total revenue		44% [1]	44%		0%
Compensation and benefits		69	66	3	5%
Commissions and loan processing expense		29	29	-	0%
Other noninterest expenses		44	44	-	0%
Total noninterest expense	D	142	139	3	2%
Income before income taxes		**63** [1]	**69**	**(6)**	**(9%)**
Provision for income taxes		22 [1]	22	-	0%
Adjusted net income		**$41** [1]	**$47**	**($6)**	**(13%)**
Adjusted diluted earnings per share		**$0.69** [1]	**$0.66**	**$0.03**	5%
Profitability					
Net interest margin		2.58%	2.63%	-5 bps	
Mortgage rate lock commitments, fallout adjusted		$8,291	$8,127	$164	2%
Mortgage closings		$9,193	$8,330	$863	10%
Gain on loan sale margin, HFS		1.13%	1.04% [2]	9 bps	
Adjusted efficiency ratio		67.0% [1]	68.2%	-120 bps	

1) Non-GAAP number. Number shown excludes DOJ benefit during 3Q16. Please see reconciliation on slide 41.
2) Expressed as a percent of fallout-adjusted locks and excludes gain on HFI loans during 2Q16.
N/M – not meaningful

Observations

A Net interest income

- Net interest income increased 4%
  - Earning assets rose 6%, led by solid growth in loans HFS and commercial loans
  - Net interest margin decreased 5 bps to 2.58%, driven by interest expense on senior debt issued for TARP redemption

B Provision (benefit) for loan losses

- $7mm provision expense vs. $3mm provision benefit from the release of $12mm in 2Q16 primarily from the sale of $408mm UPB performing mortgage loans
- NPLs fell $4mm to $40mm or 0.63% of loans HFI

C Noninterest income

- Adjusted noninterest income increased 3%[1]
  - Net gain on loan sales held-for-sale rose 11% on higher margin driven by stronger market pricing on controlled capacity to maintain service levels
  - Loan fees and charges increased $3mm on higher mortgage closings
  - Net MSR return declined $7mm on prepayments and a decrease in fair value driven by MSR sales

D Noninterest expense

- Noninterest expense was up 2%
  - Compensation & benefits and commissions rose on higher mortgage closings
  - Other expense categories were flat

Flagstar Bancorp

7

Average balance sheet highlights

3rd Quarter 2016

3Q16 ($mm)

	Average Balance Sheet		
		Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$3,416	$532	18%
Consumer loans[2]	2,580	(166)	(6%)
Commercial loans[2]	3,268	445	16%
Total loans held-for-investment	5,848	279	5%
Other earning assets[3]	3,054	(132)	(4%)
Interest-earning assets	12,318	$679	6%
Other assets	1,830	31	2%
Total assets	$14,148	$710	5%
Deposits	$9,126	$495	6%
Short-term FHLB advances & other	1,073	238	28%
Long-term FHLB advances	1,576	(49)	(3%)
Other long-term debt	467	220	89%
Other liabilities	527	33	7%
Total liabilities	12,769	$937	8%
Preferred Equity	72	(195)	(73%)
Common Equity	1,307	(32)	(2%)
Total liabilities and equity	$14,148	$710	5%
Book value per common share (9/30/16)[4]	$22.72	($0.82)	(3%)

Observations

Interest-earning assets

- Average earning assets rose 6% led by solid growth in loans HFS and commercial loans.
- Rotated into higher spread commercial loans from lower spread consumer loans
  - Commercial loans up 16% on organic growth; CRE and warehouse loans
  - Consumer loans down 6% on impact of loan sales near end of 2Q16

Interest-bearing liabilities

- Average deposits increased 6%
  - Company controlled deposits up 19% due to increased loans serviced and higher refinance volume

Equity[4]

- Common equity to asset ratio of 9.0%
- Book value per share of $22.72 (reflecting a decrease of $1.84 for TARP dividends paid at redemption)

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Common equity and book value ratios are calculated on ending period balances.

8

Flagstar Bancorp

3rd Quarter 2016 Asset quality Performing TDRs and NPLs ($mm) 97 101 75 73 71 63 66 53 44 40 $160 $167 $128 $117 $111 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option and loans with government guarantees. Allowance coverage(1) (% of loans HFI) 3.7% 3.0% 2.9% 2.6% 2.3% 5.2% 4.2% 4.5% 4.5% 3.8% 1.4% 1.4% 1.3% 1.2% 1.3% 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 Total Consumer Commercial Net charge-offs ($mm) Representation & warranty reserve(2) ($mm) $45 $40 $40 $36 $32 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 8 4 3 3 2 11 2 6 2 3 3 4 5 $24 $9 $12 $9 $7 3Q15 4Q15 1Q16 2Q16 3Q16 Adj. charge-offs Loan sales Govt. guaranteed loans 9 2) Please see slide 40 in the appendix for further details on the representation and warranty reserve.

3rd Quarter 2016 Robust capital 8.8% 8.6% 8.2% 8.6% 2.9% -41bps +25bps 2.9% -49bps +42bps 2.8% +8bps +47bps 3.0% -41bps +63bps -40bps -293bps 11.7% 11.5% 11.0% 11.6% 8.9% 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 • Flagstar continues to have strong capital levels after its TARP redemption - 3Q16 earnings generated 63bps of Tier 1 leverage - Capital ratios are consistent or higher than peers before considering the low risk content of our business • Flagstar has used excess capital to support balance sheet growth • Flagstar grows regulatory capital at a greater pace as it utilizes its NOL-related DTAs and reduces its MSRs • The balance sheet has trapped capital of: - $176mm of NOL-related DTAs (127bps of Tier 1 leverage) - $145mm of MSRs (105bps of Tier 1 leverage) • Robust capital generation will support future growth Observations 3Q16 Flagstar Bancorp Tier 1 leverage Well Capitalized 5.0% Tier 1 CET-1 Tier 1 Total RBC Leverage to RWA to RWA to RWA 3Q16 Actual 8.9% 12.0% 14.0% 15.3% 2 16 ctual 11.6 13.6 18.9 20.2 Higher rate capital generation (near-term) Tier 1 equity less TARP incl. deferred dividends TARP incl. deferred dividends Balance sheet impact Net earnings contribution 2016 phase-in under Basel III TARP redemption 10

3rd Quarter 2016 Business Segment Overview Lee Smith, COO

3rd Quarter 2016 Community banking Average commercial loans ($bn) Commercial loan total commitments ($bn) Average consumer loans ($bn) Average deposit funding(1) ($bn) 0.4 0.4 0.6 0.6 0.6 0.7 0.8 0.8 0.9 1.1 0.9 1.0 1.0 1.3 1.6 $2.0 $2.2 $2.4 $2.8 $3.3 3Q15 4Q15 1Q16 2Q16 3Q16 Commercial and Industrial Commercial Real Estate Warehouse 0.8 0.7 0.7 0.8 [VALUE] 1.2 1.3 1.5 1.7 [VALUE] 2.1 2.2 2.3 2.4 [VALUE] $4.0 $4.2 $4.5 $4.9 [VALUE] 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 Commercial and Industrial Commercial Real Estate Warehouse 2.8 2.9 2.8 2.2 2.1 0.6 0.5 0.5 0.5 0.5 $3.4 $3.4 $3.3 $2.7 $2.6 3Q15 4Q15 1Q16 2Q16 3Q16 Residential First Mortgages Other Consumer Loans 5.7 5.8 5.8 6.1 6.1 1.1 1.1 1.1 1.0 1.1 1.5 1.2 1.2 1.6 1.9 $8.3 $8.1 $8.1 $8.6 $9.1 3Q15 4Q15 1Q16 2Q16 3Q16 Retail Government Company-controlled deposits 1) Includes company-controlled deposits which are included as part of mortgage servicing. 12

3rd Quarter 2016 4.5 3.4 3.8 4.7 5.1 1.9 1.4 1.5 2.1 2.3 1.5 1.0 1.0 1.5 1.8 $7.9 $5.8 $6.3 $8.3 $9.2 3Q15 4Q15 1Q16 2Q16 3Q16 Conventional Government Jumbo Mortgage originations Closings by purpose ($bn) 4.4 2.9 2.7 3.8 3.9 3.5 2.9 3.7 4.5 5.3 $7.9 $5.8 $6.3 $8.3 $9.2 3Q15 4Q15 1Q16 2Q16 3Q16 Purchase originations Refinance originations Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks ($bn) $6.5 $5.0 $6.9 $8.1 $8.3 3Q15 4Q15 1Q16 2Q16 3Q16 $66 $85 $68 $46 $75 $90 $94 1.05% 0.92% 0.96% [VALUE] [VALUE] 3Q15 4Q15 1Q16 2Q16 3Q16 Gain on loan sale (HFS) Gain on HFI transfer Gain on loan sale % (HFS) 13

3rd Quarter 2016 MSR / regulatory capital (Bancorp) Loans serviced (‘000) $ UPB of MSRs sold ($bn) 6.7 2.5 2.6 2.1 0.8 1.7 2.5 2.2 3.2 $7.5 $4.2 $5.1 $2.2 $5.3 3Q15 4Q15 1Q16 2Q16 3Q16 Bulk Sales Flow Transactions 119 119 119 134 139 220 211 192 194 198 30 31 29 30 29 369 361 340 358 366 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 Serviced for Others Subserviced for Others Flagstar Loans HFI 29% 28% 27% 28% 29% 21% 21% 19% 20% 25% 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 MSR to Tier 1 Common MSR to Tier 1 Capital Mortgage servicing Average company-controlled deposits ($bn) $1.5 $1.2 $1.2 $1.6 $1.9 3Q15 4Q15 1Q16 2Q16 3Q16 14

3rd Quarter 2016 Noninterest expense and efficiency ratio Adjusted efficiency ratio(1) 65% 75% 75% 68% 67% 3Q15 4Q15 1Q16 2Q16 3Q16 Quarterly noninterest expense ($mm) $131 $129 $137 $139 $142 3Q15 4Q15 1Q16 2Q16 3Q16 • Flagstar‘s long-term objective is to achieve an efficiency ratio in the mid-60’s 1) Non-GAAP number. Number shown excludes DOJ benefit during 3Q16. Please see reconciliation on slide 41. 15

3rd Quarter 2016 Closing Remarks / Q&A Sandro DiNello, CEO

3rd Quarter 2016 Guidance(1) 1) See cautionary statements on slide 2. Net interest income • Average earning assets up slightly; led by C&I, CRE and jumbo mortgage loan growth, partially offset by seasonal decline in warehouse loans • Net interest margin up modestly on rotation into higher spread loans Mortgage originations • Fallout-adjusted locks down approximately 15 percent on seasonal decline in mortgage market • No notable change in market share expected Gain on loan sales • Gain on loan sale margin down moderately on lower mortgage demand Net servicing revenue • Net return on the mortgage servicing asset realizes annualized loss of approximately 5% • Mortgage servicing asset relatively flat at year-end Provision for loan losses • Provision for loan losses slightly lower on continued strong asset quality Noninterest expenses • Noninterest expenses to remain fairly stable between $140 - $145 million 2016 4th quarter outlook 17

3rd Quarter 2016 Appendix Company overview 19 Financial performance 24 Community banking segment 27 Mortgage origination segment 33 Mortgage servicing segment 35 Capital and liquidity 36 Asset quality 40 Non-GAAP reconciliation 41

3rd Quarter 2016 Flagstar at a glance COMPANY OVERVIEW 31 Retail home lending offices in 21 states 99 Branches in Michigan Bank branches Retail home lending Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $14.3bn of assets and $9.4bn of deposits • 99 branches • 105k household & 14k business relationships Mortgage origination • Leading national originator • Originated $29.7bn of residential mortgage loans during the last 12 months • More than 1,200 TPO relationships • Retail lending network included 31 locations in 21 states Mortgage servicing • 7th largest sub-servicer of mortgage loans nationwide • Currently servicing approximately 366k loans • Scalable platform with capacity to service 1mm loans • Low cost deposits from escrow balances Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $1.6bn • Member of the Russell 2000 Index 19

3rd Quarter 2016 Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … COMPANY OVERVIEW 20

COMPANY OVERVIEW
3rd Quarter 2016

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
David Colajezzi

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations
- Chartered Accountant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- Nearly 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Len Israel

- President of Mortgage Banking since 6/15
- 30 years of mortgage industry experience with Mission Hills Mortgage, IndyMac and CitiMortgage

Community Banking
Sandro DiNello

- Currently serving as Director

Drew Ottaway

- Managing Director of Lending since 11/15
- Has over 25 years of commercial lending experience in southeast Michigan with Comerica and NBD

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- 20 years of legal experience with the FDIC and Sidley Austin LLP

21

Flagstar Bancorp

COMPANY OVERVIEW
3rd Quarter 2016

Risk management

Best-in-class risk management platform with 184 FTEs(1)


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer
Regulatory Affairs
Modeling & Analytics ERM
Chief Credit Officer
QC / Appraisal Review
MFIU Fraud Investigations
Loan Review
Operational Risk
AML / BSA
Compliance

	Regulatory Affairs	Modeling & Analytics ERM	Chief Credit Officer	QC / Appraisal Review	MFIU Fraud Investigations	Loan Review	Operational Risk	AML / BSA	Compliance
FTEs	6	9	52	46	11	9	6	27	18

Modeling & Analytics ERM:

- Capital planning / stress test modeling

Chief Credit Officer:

- Mortgage
- Warehouse
- Commercial
- Consumer
- TPO's
- Counterparty

Operational Risk:

- Model risk management
- Risk assessment/ deficiency mgmt
- R&W reserve
- Market risk
- Effective challenge

[1] Excludes 24 FTEs in internal audit and 3 FTEs in Sarbanes-Oxley compliance

22

Flagstar Bancorp

Company Overview

3rd Quarter 2016

Strong growth opportunities

	Grow community banking	Expand mortgage business
Build	• Team lift outs • Grow housing finance related relationships(1) - Expand warehouse lending (400bps spreads) - Launch builder finance lending (350bps spreads) - Initiate MSR lending (500bps spreads; LTVs<60%) • Cultivate middle-market commercial relationships in foot-print	• Recruit experienced talent to increase share of origination market - Distributed and direct-to-consumer retail - TPO account executives • Grow servicing operations - Acquire new sub-servicing relationships - Cross-sell additional revenue capabilities
Buy	• Buyers of size in Michigan are engaged on other projects for the foreseeable future • Michigan is a highly fragmented banking market • Focused on our share in metro markets • Acquiring deposit oriented franchises that lag in profitability because of lack of asset generation	• No strategic buyers of size • Highly fragmented industry with aging individual ownership • Regulatory and interest rate environment is accelerating exits • Will consider accretive transactions that add incrementally to annual origination volume

1. Indicated spreads are targets and may not be reflective of actual spreads.

23

Flagstar Bancorp

3rd Quarter 2016 DOJ litigation settlement FINANCIAL PERFORMANCE Settlement • In 2012, FBC entered into a settlement agreement with DOJ relating to certain underwriting practices associated with loans insured by FHA. • After making an initial $15mm payment, the Company agreed to make additional future payments in the amount of $118 million. • With the redemption of TARP, additional payments occur if Bank-level Tier 1 leverage capital ratio reaches 11% or the Company is acquired and represents less than 33.3% of the combined entity. Accounting Treatment • The Company has elected the fair value option to account for this financial liability and considers it a level 3 fair value estimate. • As of September 30, 2016, the remaining future payments totaled $118 million. The Company used a discounted cash flow model to estimate the current fair value. Multiple scenarios were probability weighted and considered from the perspective of a market participant to estimate the fair value of the liability. • As of September 30, 2016, the fair value of the liability was $60 million, a reduction of $24 million from the June 30, 2016 valuation of $84 million. Factors Driving Lower Fair Value Change in expectation on timing of payments reduced fair value • The lower fair value resulted from a change in the expectation as to the timing of payments to DOJ. Payments occur when the Bank's Tier 1 leverage ratio is 11% or greater at the end of any quarter. • The $200 million dividend paid by Bank to Bancorp during the third quarter 2016 combined with an expectation of management for additional dividends in the future from Bank to Bancorp resulted in an expectation of a longer time period before this remaining criterion is met. 24

FINANCIAL PERFORMANCE
3rd Quarter 2016

DOJ litigation settlement

- TARP redemption initiated dividends from Bank to Bancorp, extending estimated time horizon on DOJ payments and reducing fair value of liability

Effect of TARP redemption

- Paid $200 million dividend from Bank to Bancorp to partially fund TARP redemption
- Expectation for additional intercompany dividends in the future for the payment of:
  - Interest expense on Senior Notes
  - Interest expense on Trust Preferred Securities
  - General corporate expenses and liquidity
- Resulted in a projection of a longer time period before Tier 1 capital reaches 11% at the Bank

Fair value of DOJ liability payments ($mm)


Estimated payments at 6/30/16
Estimated payments at 9/30/16
$25
$25
$25
$25
$18
$25
$25
$25
$25
$18
FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 FY26 FY27 FY28

25

Flagstar Bancorp

3rd Quarter 2016 Long-term targets • Long-term target of 1.2 - 1.6% - Add incremental revenue with low incremental cost - Improved risk management will deliver long-run savings - Adjusted return on average assets of 1.2%(1) (top quartile of banks $10bn - $50bn of assets(2)) • Long-term target of 13 - 18% - Add / increase high ROE businesses - Adjusted return on average equity of 11.9%(1) (top quintile of banks $10bn - $50bn of assets(2)) Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national housing finance) • Long-term target of 50% of revenue • Growth trajectory 10 - 15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs • Nationally recognized leader the quick brown fox d • Long-term target of 50% of revenue • Growth trajectory 5 - 10% - Expand retail originations (distributed, DTC) - Every 100k in new loans sub-serviced generates $5- 7mm of incremental pre-tax profits Revenues Mortgage Banking FINANCIAL PERFORMANCE 1) Non-GAAP number. Number shown excludes DOJ benefit during 3Q16. Please see reconciliation on slide 41. 2) Data for top ROA and ROE is as of September 30, 2016 (June 30, 2016 if not available) for all major exchange U.S. Banks with assets between $10bn and $50bn, excluding Puerto Rican banks. 26

Strong market position as leading Michigan-based community bank

COMMUNITY BANKING

3rd Quarter 2016

Market share

Leading position among independent banks

Rank				Deposits ($mm)	
Overall	MI-based	Institution (pro forma)	Branches	Total	Share
1		Chase	246	$42,006	21%
2		Comerica	214	26,963	13%
3		PNC	206	17,326	9%
4		Bank of America	127	16,564	8%
5		Fifth Third	215	16,073	8%
6		Huntington (pro forma)	362	15,212	8%
7	1	Chemical (pro forma)	224	11,281	6%
8	2	**Flagstar**	99	8,773	4%
9		Citizens	98	5,138	3%
10		TCF	54	2,908	1%
		Top 10	**1,845**	**$162,244**	**81%**

Attractive markets

	Flagstar Deposits		Deposit	Median	Proj HHI	Proj pop
Market	$mm	% of total	mkt share	HHI[2]	growth[2][3]	growth[2][3]
Oakland County	3,456	47.5%	7.0%	72,183	10.7%	2.7%
Grand Rapids MSA	402	5.5%	2.0%	58,024	10.3%	4.3%
Ann Arbor MSA	296	4.1%	3.6%	65,958	9.2%	3.3%
Key Flagstar markets	4,154	57.1%	5.3%	70,369	10.6%	2.9%
National aggregate				57,462	8.7%	3.8%

Flagstar's branch network


Cheboygan
Petoskey
Alpena
Traverse City
Mio
Huron National Forest
West Branch
Tawas City
Manistee
Cadillac
Saginaw Bay
Ludington
Manistee National Forest
Big Rapids
Midland
Bad Axe
Saginaw
Sandusky
Norton Shores
Muskegon
Flint
Walker
Grand Rapids
Holland
Wyoming
Waterford
St Clair Shores
Kalamazoo
Portage
Adrian
South Bend
Toledo

Source: SNL Financial; Note: Deposit data as of June 30, 2016; MI-based banks highlighted; Pro forma for pending mergers and acquisitions.
1) Oakland County data excludes $1.5bn of company-controlled deposits held at company headquarters.
2) Flagstar Median HHI, projected HHI growth and projected population growth are deposit weighted.
3) 2017–2022 CAGR.

27

Flagstar Bancorp

3rd Quarter 2016 Deposits Portfolio and strategy overview 5.7 5.8 5.8 6.1 6.2 2.6 2.3 2.3 2.6 2.9 $8.3 $8.1 $8.1 $8.6 $9.1 3Q15 4Q15 1Q16 2Q16 3Q16 Retail deposits Other deposits Total average deposits ($bn) +10.5% YOY • Flagstar gathers deposits from consumers, small businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA relationships with small business and consumers – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with Michigan governmental entities – Cost of total deposits equal to 0.52%(1) DDA 12% Savings 41% MMDA 3% CD 12% Company- controlled 20% Government & other 12% 68% retail Total : $9.1bn 0.52% cost of total deposits(1) 3Q16 total average deposits COMMUNITY BANKING 1. Total deposits include noninterest bearing deposits. 28

3rd Quarter 2016 Deposit growth opportunities • Average balance of $1.1bn during 3Q16 • Cost of total government deposits: 0.49%(2) during 3Q16 • Michigan deposits are not collateralized • Strong relationships across the state • Average balance of $0.4 during 3Q16 • Flagstar has realized year-over-year growth in treasury management services of: - Deposits 52% • Average balance of $1.9bn during 3Q16 on 366k loans serviced and sub-serviced • Low cost of deposits • Deposit balances increase along with the number of loans serviced & sub-serviced • Average balance of $5.8bn during 3Q16 of which 79% are customer demand & savings accounts • Cost of total core deposits(1): 0.68%(2) during 3Q16 • Average core deposits equal $63mm per branch • Flagstar’s brand campaign and targeted acquisition offers are helping grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company controlled COMMUNITY BANKING 1) Core deposits equal total deposits less government deposits and company-controlled deposits. 2) Total deposits include noninterest bearing deposits. 29

3rd Quarter 2016 2.2 2.5 2.9 2.9 3.4 5.4 5.6 5.7 5.6 5.8 0.5 0.5 0.5 0.4 0.4 $8.2 $8.6 $9.1 $8.9 $9.7 3Q15 4Q15 1Q16 2Q16 3Q16 Loans HFS Loans HFI Loans with government guarantees 1st Mortgage HFI; 22% 2nds, HELOC & other; 5% Warehouse; 16% CRE and C&I; 18% Loans with government guarantees; 4% 1st Mortgage HFS; 35% 3Q16 average loans Lending Portfolio and strategy overview Total average loans ($bn) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $5.8bn during 3Q16 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors • Flagstar maintains a balance of mortgage loans held- for-sale which averaged $3.4bn during 3Q16 – Essentially all of our mortgage loans originated are sold into the secondary market – Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet COMMUNITY BANKING 30

Commercial lending

COMMUNITY BANKING
3rd Quarter 2016

Diversified relationship-based commercial lending capabilities

Overview

Warehouse	• Warehouse lines with approximately 260 relationships nationwide, of which more than 90% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Warehouse - $1.7bn (9/30/16)

% Advances sold to Flagstar


[CATEGORY NAME]; ~140 borrowers
[CATEGORY NAME]; ~60 Borrowers
[CATEGORY NAME]; ~60 borrowers

Average 40% advances sold to Flagstar

Commercial Real Estate - $1.2bn (9/30/16)

Property type


Owner-occupied 22%
Multi-family 19%
Retail 19%
Office 16%
Home builder finance 14%
Special purpose 6%
Industrial 4%

78% Michigan

Commercial & Industrial - $0.7bn (9/30/16)

Industry


Manufacturing 20%
Servicing Advances 5%
Distribution 4%
Govt & Educ. 1%
Services 39%
Financial, Insurance & Real Estate (FIRE) 31%

51% Michigan; 19% national finance

31

Flagstar Bancorp

3rd Quarter 2016 Sandro DiNello President & CEO Drew Ottaway Managing Director of Lending Warehouse Lending Commercial Real Estate Comprised of lending officers who average experience of 21 years in banking (3+ with Flagstar). Prior banking experience includes Fifth Third, Wells Fargo and Bank of America. Homebuilder Finance Commercial & Industrial Newly recruited team of lending officers who have extensive experience of more than 20 years in banking. Prior banking experience includes Texas Capital and Royal Bank of Canada. Comprised of lending officers who average experience of 26 years in banking (13 with Flagstar). Prior banking experience includes Citizens Bank, Bank of America and Texas Capital. Comprised of lending officers who average experience of 25 years in banking (2+ with Flagstar). Prior banking experience includes Fifth Third, PNC, Bank of America and JPM Chase. Flagstar has deep commercial lending experience Supported by a team of credit officers with more than 15 years average banking experience. Supported by a team of credit officers with more than 20 years average banking experience. Supported by a team of credit officers with nearly 15 years average banking experience. Supported by a team of credit officers with more than 15 years average banking experience. COMMUNITY BANKING 32

3rd Quarter 2016 Residential mortgage originations by channel ($bn) Broker Correspondent Retail Originates mortgages in multiple channels on a national scale $5.6 $4.1 $4.8 $6.2 $7.0 3Q15 4Q15 1Q16 2Q16 3Q16 $1.9 $1.4 $1.3 $1.6 $1.6 3Q15 4Q15 1Q16 2Q16 3Q16 $0.4 $0.3 $0.3 $0.5 $0.6 3Q15 4Q15 1Q16 2Q16 3Q16 MORTGAGE ORIGINATIONS • 3.3% market share with #7 national ranking(1) • Nearly 600 brokerage relationships in 50 states in 3Q16 • Targeted gain on sale margin of ~90bps • Top 10 relationships account for 24% of overall brokerage volume 1) Data source: As reported by Inside Mortgage Finance for 2Q16 published August 26, 2016. • 3.9% market share with #6 national ranking(1) • More than 700 correspondent partners in 50 states in 3Q16 • Targeted gain on sale margin of ~60bps • Top 10 relationships account for 18% of overall correspondent volume • Warehouse lines with approximately 260 correspondent relationships • Loan officer additions have expanded our retail footprint to 31 locations in 21 states • Targeted gain on sale margin of ~340bps • Direct-to-consumer is 36% of retail volume 33

Flagstar has restructured its operations to be profitable even at historical lows for the mortgage origination market

MORTGAGE ORIGINATIONS
3rd Quarter 2016

U.S. residential mortgage origination market (historical and projected volumes)


$ in trillions
$1.2
$1.9
$2.1
$1.5
$1.2
$1.4
$1.5
$2.5
$2.2
$1.6
$3.3
$4.3
$5.6
$4.0
$4.1
$3.8
$3.0
$1.7
$2.1
$1.8
$1.6
$2.2
$2.0
$1.3
$1.7
$1.9
$1.6

	1991A	1992A	1993A	1994A	1995A	1996A	1997A	1998A	1999A	2000A	2001A	2002A	2003A	2004A
Nominal $	$0.6	$0.9	$1.0	$0.8	$0.6	$0.8	$0.9	$1.5	$1.3	$1.0	$2.2	$2.9	$3.9	$2.9
Real[(1)] $	$1.0	$1.5	$1.7	$1.2	$1.0	$1.2	$1.3	$2.1	$1.9	$1.4	$3.0	$3.8	$5.1	$3.7
Adjusted[(2)] $	$1.2	$1.9	$2.1	$1.5	$1.2	$1.4	$1.5	$2.5	$2.2	$1.6	$3.3	$4.3	$5.6	$4.0

	2005A	2006A	2007A	2008A	2009A	2010A	2011A	2012A	2013A	2014A	2015A	2016F	2017F
Nominal $	$3.1	$3.0	$2.4	$1.5	$1.8	$1.6	$1.5	$2.1	$1.9	$1.2	$1.7	$1.9	$1.6
Real[(1)] $	$3.8	$3.5	$2.8	$1.7	$2.0	$1.8	$1.6	$2.2	$1.9	$1.2	$1.7	$1.9	$1.6
Adjusted[(2)] $	$4.1	$3.8	$3.0	$1.7	$2.1	$1.8	$1.6	$2.2	$2.0	$1.3	$1.7	$1.9	$1.6

Source: Inside Mortgage Finance for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association.

1. Adjusted for historical inflation as reported by Bloomberg (2015 = 100).
2. Adjusted for population growth as reported by the US Census Bureau (2015 = 100).

34

Flagstar Bancorp

3rd Quarter 2016 154 7 35 MSR portfolio as of 9/30/16 MSR portfolio characteristics (% UPB) MSR portfolio statistics Measure ($mm) 9/30/2016 6/30/2016 Difference Unpaid principal balance $31,371 $30,443 $928 Fair value of MSR $302 $301 $1 Capitalized rate (% of UPB) 0.96% 0.99% -0.03% Multiple 3.443 3.534 (0.091) N te rate 3.926% 4.034% -0.108% Service fee 0.279% 0.282% -0.003% Average Measure ($000) UPB per loan $226 $227 ($1) FICO 738 735 3 Loan to value 73.00% 74.05% -1.05% $ return – MSR asset $ Return 3Q15 4Q15 1Q16 2Q16 3Q16 Net hedged profit (loss) $1 $1 $1 $1 $4 Carry on asset 19 16 6 9 13 Run-off (8) (8) (11) (15) (19) Gr ss r turn on the mortgage servicing asset $12 $9 ($4) ($5) ($2) Sale transaction & P/L 3 - (2) 1 (9) Model Changes (3) - - - - Net return on the mortgage servicing asset $12 $9 ($6) ($4) ($11) Average mortgage servicing rights $317 $304 $285 $307 $316 2016; 41% 2015; 41% 2014; 13% 2013 & prior; 5% by Vintage Fannie 63% Freddie 20% [CATEGOR Y NAME](1) [PERCENT AGE] Private 2% by Investor MORTGAGE SERVICING 35 1) Pending MSR sales expected to close in 4Q16 represent nearly all of the Company’s remaining GNMA MSRs.

3rd Quarter 2016 11.6% 8.9% 6/30/16 9/30/16 Tier 1 leverage ratio Select capital ratios 13.6% 12.0% 6/30/16 9/30/16 CET-1 ratio Capitalization ($mm) Illustrative transaction ($mm) Raised $250mm of 6.125% Senior Notes Due 2021 Flagstar Bancorp, Inc. Flagstar Bank, FSB $245mm proceeds $250mm notes $200mm dividend TARP securities $267mm redemption $104mm dividend Trust preferred securities $34mm interest 6/30/16 9/30/16 Short-term FHLB advances $1,069 $905 Long-term FHLB advances 1,577 1,577 6.125% Senior Notes due 2021 - 246 Trust preferred securities 247 247 Total debt 2,893 2,975 Preferred stock 267 - Common Equity 1,329 1,286 Total stockholders' equity 1,596 1,286 Total capitalization $4,489 $4,261 Total assets 13,739 14,273 Common equity-to-assets ratio 9.7% 9.0% Quarter ended TARP redemption is expected to be EPS accretive $0.09/share each quarter 36 CAPITAL AND LIQUIDITY

3rd Quarter 2016 4% Other liabilitie s 3% Other long- term debt Liabilities & Equity 154 7 35 Balance sheet composition 3Q16 average balance sheet (%) Assets Attractive relationship lending with no loans >30 days delinquent Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~75% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 10% Other assets 2% MSR 11% Warehouse loans Loans held-for-sale 24% Mortgage loans held-for-investment 21% Agency MBS 18% 1% Cash 12% Commercial loans CAPITAL AND LIQUIDITY Efficiently funds loans held-for-sale and warehouse loans 37 51% Deposits excluding company- controlled deposits (“CCD”) 19% FHLB borrowings 9% Common equity 13% Company-controlled deposits (“CCD”)

3rd Quarter 2016 Liquidity and funding 89% 94% 81% 76% 78% 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 1) Total loans (excluding loans held-for-sale & warehouse loans); Core deposits equal total deposits less government deposits and company-controlled deposits Loans / core deposits(1) 154 7 35 Core deposits¹ / deposits (%) 70% 74% 70% 71% 67% Commentary ■ Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by Company- controlled deposits from the servicing business ■ Much of the remainder of Flagstar’s balance sheet is self- funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity) CAPITAL AND LIQUIDITY 38

CAPITAL AND LIQUIDITY
3rd Quarter 2016

Low interest rate risk

Net interest margin – 12 month horizon instantaneous shocks ($mm)


up 100 bps
Bear Flattener
9/30/16
350bps
300bps
250bps
200bps
150bps
100bps
50bps
0bps
1 month
3 months
6 months
1 year
2 years
3 years
5 years
7 years
10 years
20 years
30 years

($ in mm)	Up 100bps Parallel Shift	Up 100bps Bear Flattener
Net interest income	$21	($14)
Noninterest Income	($21) to $0	$0 to $14

Economic value of equity

Change in Rates (bps)	Economic Value of Equity ($bn)	Change ($bn)	Change (%)	Policy Limit (%)
+300	$2.00	($0.00)	(0.2%)	(22.5%)
+200	$2.03	$0.03	1.4%	(15.0%)
+100	$2.04	$0.04	2.0%	(7.5%)
Market Implied	$2.00	$0.00	0.0%	0.0%
-100	$1.88	($0.12)	(6.2%)	(7.5%)

Interest rate risk management

- The shorter term measure of the “Earnings at Risk” interest rate risk position is asset sensitive due to the immediate repricing of the variable rate assets including the mortgage banking pipeline, warehouse loans and commercial loans while liabilities reprice more slowly.
- The longer term measure of the “Economic Value of Equity” interest rate position is expected to decrease largely due to the convexity of mortgage related assets.
- Flagstar also performs a Net Income Simulation that includes the effect of changes in interest rates on the mortgage business. Net income is projected to increase significantly in a decreasing rate environment due to increased mortgage originations.

39

Flagstar Bancorp

3rd Quarter 2016 788 778 540 457 508 402 337 350 238 238 1,190 56 1,115 60 890 49 695 28 746 24 3Q 2015 4Q 2015 1Q 2016 2Q 2016 3Q 2016 Fannie Mae Freddie Mac Fannie Mae Freddie Mac Audit file pulls Repurchase demands Representation & Warranty reserve details (in millions) 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 Beginning balance $48) $45) $40) $40) $36 Additions (release) (4) (5) 0) (3) (5) Net (charge-offs) / recoveries 1) (0) 0) (1) (1) Ending Balance $45) $40) $40) $36) $32 Repurchase pipeline ($mm) Repurchase reserve ($mm) Repurchase activity with Fannie and Freddie Repurchase demands / file pulls 5% 6% 4% 5% 3% ASSET QUALITY $30 $20 $16 $11 $11 9/30/2015 12/31/2015 3/31/16 6/30/16 9/30/16 40

NON-GAAP RECONCILIATION

3rd Quarter 2016

Non-GAAP reconciliation

$mm

	3 Months Ended 9/30/16	9 Months Ended 9/30/16
Net interest income (a)	$80	$236
Noninterest income (b)	$156	$389
Adjustment to remove DOJ benefit[1]	(24)	(24)
Adjusted noninterest income (c)	**$132**	**$365**
Noninterest expense (d)	$142	$418
Efficiency ratio (d/(a+b))	59.9%	66.9%
Adjustment to remove DOJ benefit[1]	7.1%	2.7%
Adjusted efficiency ratio (d/(a+c))	**67.0%**	**69.6%**
Net income applicable to common stockholders (e)	$57	$143
Adjustment to remove DOJ benefit[1]	(24)	(24)
Tax impact of DOJ benefit[2]	8	8
Adjusted net income applicable to common stockholders (f)	**$41**	**$127**
Weighted average diluted shares outstanding (g)	57,933,806	57,727,262
Diluted income per share (e/g)	$0.96	$2.16
Adjustment to remove DOJ benefit[1]	(0.41)	(0.42)
Tax impact of DOJ benefit[2]	0.14	0.14
Adjusted diluted income per share (f/g)	**$0.69**	**$1.88**
Average total assets (h)	$14,148	$13,711
Return on average assets ((e/h) x annualization factor)	1.6%	1.4%
Adjustment to remove DOJ benefit[1]	(0.4%)	(0.2%)
Adjusted return on average assets ((f/h) x 4)	**1.2%**	**1.2%**
Average equity (i)	$1,379	$1,515
Return on average common equity ((e/i) x annualization factor)	16.5%	12.6%
Adjustment to remove DOJ benefit[1]	(4.6%)	(1.4%)
Adjusted return on average equity ((f/i) x 4)	**11.9%**	**11.2%**
Average common equity (j)	$1,307	$1,313
Return on average common equity ((e/j) x annualization factor)	17.5%	14.5%
Adjustment to remove DOJ benefit[1]	(4.9%)	(1.6%)
Adjusted return on average common equity ((f/j) x 4)	**12.6%**	**12.9%**

1) Reflects the exclusion of the 3Q16 Department of Justice ("DOJ") benefit.
2) Effective tax rate of 34% applied to the Department of Justice ("DOJ") benefit.

41

Flagstar Bancorp